UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2020

CHANTICLEER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35570	20-2932652
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7621 Little Avenue, Suite 414

Charlotte, North Carolina 28226

(Address of principal executive offices)

Registrant’s telephone number, including area code: (704) 366-5122

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[X]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value	BURG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement Amendment

On February 7, 2020, Chanticleer Holdings, Inc. (the “Company” or “Chanticleer”), Biosub Inc. (“Merger Sub”) and Sonnet BioTherapeutics, Inc. (“Sonnet”) entered into Amendment No. 1 to Agreement and Plan of Merger (the “Amendment”), amending that certain Agreement and Plan of Merger (as so amended, the “Merger Agreement”) dated October 10, 2019, by and among the Company, Merger Sub and Sonnet, pursuant to which the following amendments were made: (i) the phrase “, plus the amount of cash and cash equivalents on the balance sheet of Merger Partner on the Business Day immediately prior to the Effective Time, which amount shall be set forth on a schedule delivered to Public Company on the Business Day prior to the Effective Time” was deleted from the definition of “Merger Partner Valuation” in Section 2.1(c)(vi), and (ii) the phrase “, plus the amount of cash and cash equivalents on the balance sheet of Public Company on the Business Day immediately prior to the Effective Time, which amount shall be set forth on a schedule delivered to Merger Partner on the Business Day prior to the Effective Time” was deleted from the definition of “Public Company Valuation” in Section 2.1(c)(xi).

Bridge Financing

On February 7, 2020, Chanticleer entered into a Securities Purchase Agreement for the sale (the “Bridge Financing”) of up to 1,500 shares of a new series of convertible preferred stock of Chanticleer (the “Series 2 Preferred Stock”) with an institutional investor for gross proceeds to Chanticleer of up to $1,500,000 (the “Preferred Securities Purchase Agreement”). The transaction will occur in up to two closings, the first of which, for 1,000 shares, is subject to customary closing conditions and is expected to occur by mid-February2020, and the second of which, for 500 shares, is subject to the additional condition that Chanticleer have received votes sufficient to approve the proposals relating to the Merger Agreement at the special meeting of Chanticleer stockholders to occur on March 24, 2020.

The Series 2 Preferred Stock will have the following designations, rights and preferences, more fully set forth in a Certificate of Designations to be filed with the Secretary of State of Delaware prior to closing of the financing transaction (the “Certificate of Designations”):

Stated Value

Each share of Series 2 Preferred Stock has a stated value if $1,000.

Preferred Return

The investor is guaranteed a return on investment equal to at least 125% of the stated value of the Series 2 Preferred Stock.

True-Up

In the event that the proceeds received by the holder from the sale of all the shares of the common stock, par value $0.0001 per share of Chanticleer (the “Chanticleer Common Stock”) underlying the Series 2 Preferred Stock (“conversion shares”) does not equal at least 125% of the stated value of the Series 2 Preferred Stock, on the first trading day after the six month anniversary of their issuance, the newly created subsidiary of the Company which will hold the current restaurant operations, including all assets and liabilities, of the Company, the equity of which will be distributed out to the stockholders of the Company as contemplated by the Merger Agreement (the “Spin-Off Entity”) shall pay the holder an amount in cash equal to the dollar value of 125% of the stated value of the Series 2 Preferred Stock less the proceeds previously realized by the holder from the sale of the conversion shares, net of brokerage commissions and any other fees incurred by the holder in connection with the sale of any conversion shares (“True-Up Payment”).

A segregated cash account will be maintained until the True-Up Payment is paid in full.

The True-Up Payment will be paid by the Spin-Off Entity out of (i) the proceeds from the exercise by Spin-Off Entity of the warrants to purchase shares of the Company’s common stock to be held by the Spin-Off Entity after the consummation of the transactions contemplated by the Merger Agreement (the “merger”) or (ii) the segregated cash account. Nonpayment of the True-Up Payment when it is due will trigger default interest rate of 18% per annum.

Mandatory Redemption

If the merger is not completed within six months of issuance of the Series 2 Preferred Stock, Chanticleer will redeem all the outstanding Series 2 Preferred Stock for 125% of the aggregate stated value of the Series 2 Preferred Stock then outstanding plus any default interest and any other fees or liquidated damages then due and owing thereon under the Certificate of Designations.

Conversion at Option of Holder/ Beneficial Ownership Limitation

The Series 2 Preferred Stock is convertible at the option of holder at the lesser of (i) $1.00 (subject to adjustment for forward and reverse stock splits, recapitalizations and the like) or (ii) 90% of the five day average volume weighted average price of the common, provided the conversion price has a floor of $0.50 (subject to adjustment for forward and reverse stock splits, recapitalizations and the like) (the “Floor Conversion Price”). Conversion is subject to a beneficial ownership limitation of 4.99% ..This limitation may be increased by the holder up to 9.99%, with 61 days’ notice.

Forced Conversion

Chanticleer may require the holder to convert up to 1,400 shares of Series 2 Preferred Stock upon delivery of notice three days prior to the merger, subject to the beneficial ownership limitation and applicable Nasdaq rules. Shares of Series 2 Preferred Stock that are not converted will automatically be exchanged for an equal number of shares of a series or class of preferred stock of Spin-Off Entity, on substantially the same terms.

No Dividends

No dividends shall be declared or paid on the Series 2 Preferred Stock.

Liquidation Preference

Upon any liquidation, dissolution or winding-up of Chanticleer, the holder shall be entitled to receive out of the assets, whether capital or surplus, an amount equal to 125% of the stated value plus any default interest and any other fees or liquidated damages then due and owing thereon under the Certificate of Designations, for each share of Series 2 Preferred Stock before any distribution or payment shall be made to the holders of Chanticleer Common Stock.

Voting Rights

The holder of Series 2 Preferred Stock shall vote together with the holders of Chanticleer Common Stock as a single class on an as-converted basis on all matters presented to the holders of Chanticleer Common Stock and shall vote as a separate class on all matters presented to the holders of Series 2 Preferred Stock. In addition, without the approval of the holder, Chanticleer will not, (i) except with respect to the transactions contemplated by the Merger Agreement, sell all or substantially all of its assets, merge or consolidate with another entity or voluntarily liquidate or dissolve the corporation, (ii) alter or change the rights, preferences or privileges of the Series 2 Preferred Stock, (iii) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a liquidation senior to, or otherwise pari passu with, the Series 2 Preferred Stock, (iv) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holder, (v) increase the number of authorized shares of Series 2 Preferred Stock, (vi) except with respect to the transactions contemplated by the Merger Agreement (including redemption of Series 1 Preferred Stock of Chanticleer at closing of the merger, as contemplated by the Merger Agreement), redeem any shares of capital stock of the company (other than any redemption of securities from officers or employees of the company pursuant to existing contractual arrangements with such officers or employees or in connection with the termination of their employment) or (vii) enter into any agreement with respect to any of the foregoing.

Triggering Events

Breach of Chanticleer’s obligations and other circumstances set forth in the Certificate of Designation will trigger a redemption event.

Anti-Dilution

The Certificate of Designations provides for customary adjustments in the event of dividends or stock splits and anti-dilution protection.

Concurrently with the Preferred Securities Purchase Agreement, the parties entered into a registration rights agreement (the “Preferred Registration Rights Agreement”). Pursuant to the Preferred Registration Rights Agreement, Chanticleer must file a registration statement registering the conversion shares no later than 15 days from the closing of this transaction.

Pre-Merger Financing

Securities Purchase Agreement

On February 7, 2020, Sonnet, Chanticleer and certain investors (the “Investors”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”), pursuant to which, among other things, the Investors agreed to invest a total of $19 million (comprised of (I) a $4 million credit from Sonnet and Chanticleer to Chardan Capital Markets, LLC (“Chardan”), in lieu of certain transaction fees otherwise owed to Chardan, and (II) $15 million in cash from the other Investors) (the “Purchase Price”). In return, based on an agreed upon pre-money valuation (of the combined company following the merger (the “combined company”)) of $130 million, Sonnet will issue the Investors an amount of shares (the “Sonnet Initial Shares”) of Sonnet’s common stock, no par value (the “Sonnet Common Stock”) exchangeable in the merger for 12.75% of the post-closing company fully-diluted, which percentage is calculated assuming the return and cancellation of all of the Converted Additional Shares (as defined below) from escrow. In addition, (i) Sonnet will deposit the same number of shares (the “Sonnet Additional Shares” and together with the Sonnet Initial Shares the “Pre-Merger Financing Shares”) of Sonnet Common Stock into escrow with an escrow agent for the benefit of the Investors, to be exchanged for Chanticleer Common Stock at the effective time of the merger (the “Effective Time”), and to be delivered, in whole or in part, based on the formula set forth in the paragraph that follows, out of escrow to the Investors if 85% of the average of the three lowest volume-weighted average trading prices of a share of Chanticleer Common Stock on Nasdaq during the first ten trading days immediately following the closing date (which will be the same date as the merger) (the “Closing Date”) of the transactions contemplated by the Securities Purchase Agreement (the “Pre-Merger Financing”) is lower than the effective price per share paid by the Investors for the Converted Initial Shares (as defined below), and (ii) on the tenth trading day following the Closing Date (the “Warrant Closing Date”), Chanticleer will issue to the Investors (x) Series A warrants to purchase shares of Chanticleer Common Stock, as further described below (the “Series A Warrants”) and (y) Series B warrants to purchase shares of Chanticleer Common Stock, as further described below (the “Series B Warrants”, together with the Series A Warrants, the “Investor Warrants” and, together with the Pre-Merger Financing Shares, the “Purchased Securities”).

As a result of the merger, at the Effective Time, each Sonnet Initial Share will automatically be converted into the right to receive a number of shares (the “Converted Initial Shares”) of Chanticleer Common Stock equal to the exchange ratio per share under the Merger Agreement (the “Common Stock Exchange Ratio”). Further, at the Effective Time, each Sonnet Additional Share placed into escrow with the escrow agent will automatically be converted into the right to receive a number of shares of Chanticleer Common Stock equal to the Common Stock Exchange Ratio (the “Converted Additional Shares”). The number of Converted Additional Shares deliverable out of escrow to each Investor will be determined on the Warrant Closing Date by subtracting (i) the number of Converted Initial Shares issued to the Investor from (ii) the quotient determined by dividing (a) the pro rata portion of the Purchase Price paid by the Investor by (b) 85% of the average of the three lowest volume-weighted average trading prices of a share of Chanticleer Common Stock on Nasdaq during the first ten trading days immediately following the Closing Date, subject to the Floor Price (as defined below). Any Converted Additional Shares not deliverable to the Investors as of the Warrant Closing Date based on the foregoing formula will be returned to Chanticleer as treasury shares and cancelled. The lower of (x) the effective initial purchase price per Converted Initial Share and (y) the number obtained by the formula in clause (b) above, subject to the Floor Price, is called the “Final Purchase Price.” Notwithstanding the foregoing, no Converted Additional Shares will be delivered to Investors from escrow to the extent such delivery would result in such Investor, together with its affiliates and any other person whose beneficial ownership of Chanticleer Common Stock would be aggregated with such Investor for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), beneficially owning in excess of 4.99% or 9.99% of the outstanding Chanticleer Common Stock (including the Converted Additional Shares so delivered), as such percentage ownership is determined in accordance with the terms of the Securities Purchase Agreement. In the event that Chanticleer fails to timely deliver any of the Converted Initial Shares or Converted Additional Shares then Chanticleer shall be obligated to pay the affected Investor on each day while such failure is continuing an amount equal to 2.0% of the market value of the undelivered shares determined using any trading price of Chanticleer Common Stock selected by the holder while the failure is continuing and if an affected Investor purchases shares of Chanticleer Common Stock in connection with such failure (“Buy-In Shares”), then Chanticleer must, at such Investor’s discretion, reimburse such Investor for the cost of such Buy-In Shares or deliver the owed shares and reimburse the Investor for the difference between the price such Investor paid for the Buy-In Shares and the market price of such shares, measured at any time of such Investor’s choosing while the delivery failure was continuing.

Pursuant to the Securities Purchase Agreement, at any time during the period commencing from the six month anniversary of the closing date of the Pre-Merger Financing and ending at such time that all of the shares of Chanticleer Common Stock issued or issuable in the Pre-Merger Financing, if a registration statement is not available for the resale of such shares, may be sold without restriction or limitation pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”) and without the requirement to be in compliance with Rule 144(c)(1), if Chanticleer (i) shall fail for any reason to satisfy the requirements of Rule 144(c)(1) under the Securities Act, including, without limitation, the failure to satisfy the current public information requirements under Rule 144(c) under the Securities Act or (ii) has ever been an issuer described in Rule 144(i)(1)(i) under the Securities Act or becomes such an issuer in the future, and Chanticleer shall fail to satisfy any condition set forth in Rule 144(i)(2) under the Securities Act (each, a “Public Information Failure”), then Chanticleer shall pay to each holder of Purchased Securities an amount in cash equal to 2.0% of such holder’s pro rata portion of the Purchase Price on the day of such Public Information Failure and on every thirtieth day thereafter until the earlier of (i) the date such Public Information Failure is cured and (ii) such time that such Public Information Failure no longer prevents a holder of Purchased Securities from selling such Purchased Securities pursuant to Rule 144 under the Securities Act without any restrictions or limitations.

The Securities Purchase Agreement contains customary representations and warranties of Sonnet, Chanticleer and the Investors. Each Investor’s obligation to purchase the Purchased Securities pursuant to the Securities Purchase Agreement is subject to the satisfaction or waiver of certain conditions, including:

●	Sonnet and Chanticleer executing and delivering each other document required to be delivered under the Securities Purchase Agreement, including a registration rights agreement providing certain registration rights to the Investors (the “Registration Rights Agreement”), one or more escrow agreements with respect to the Additional Shares (each, an “Escrow Agreement”) and lock-up agreements executed by certain holders of Sonnet Common Stock;

●	the representations and warranties made by Sonnet and Chanticleer being true and correct as of the date when made and as of the closing date of the Pre-Merger Financing;

●	receiving closing legal opinions;

●	receiving an acknowledged copy of the irrevocable transfer agent instructions delivered to Chanticleer’s transfer agent;

●	Chanticleer obtaining any and all stockholder approvals required by Nasdaq with respect to the issuances of the Converted Additional Shares and the Investor Warrants and the shares of Chanticleer Common Stock upon exercise thereof without giving effect to any limitation on exercise contained therein;

●	receiving a certificate evidencing the formation and good standing of Sonnet and Chanticleer;

●	the satisfaction or waiver of each of the conditions precedent to the closing of the merger contained in the Merger Agreement; and

●	all of the Investors executing and delivering certain leak out agreements to Sonnet.

Sonnet’s obligation to sell the Pre-Merger Financing Shares and Chanticleer’s obligation to issue the Series A Warrants and the Series B Warrants to each Investor pursuant to the Securities Purchase Agreement is subject to the satisfaction or waiver of certain conditions, including:

●	such Investor executing and delivering each other document required to be delivered under the Securities Purchase Agreement, including the Registration Rights Agreement and such Investor’s Escrow Agreement; and

●	such Investor delivering to Sonnet its pro rata portion of the Purchase Price;

●	the representations and warranties made by such Investor being true and correct as of the date when made and as of the closing date of the Pre-Merger Financing;

●	such Investor having performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Securities Purchase Agreement to be performed, satisfied or complied with by such Investor at or prior to the closing of the Pre-Merger Financing; and

●	the satisfaction or waiver of each of the conditions precedent to the closing of the merger contained in the Merger Agreement.

The representations and warranties contained in the Securities Purchase Agreement will survive the closing of the Pre-Merger Financing.

The Securities Purchase Agreement restricts Chanticleer from filing a registration statement or any amendment or supplement thereto, causing any registration statement to be declared effective by the SEC, or granting any registration rights, in each case subject to certain limited exceptions, until the date that is 90 days after the earlier of (i) such time as all of the shares of Chanticleer Common Stock issued or issuable in the Pre-Merger Financing may be sold without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1), (ii) the one year anniversary of the closing date of the Pre-Merger Financing, and (iii) the date that the first registration statement registering for resale shares of Chanticleer Common Stock issued or issuable in the Pre-Merger Financing has been declared effective by the SEC; provided, that clause (iii) shall only apply if there are no shares held by the Investors left unregistered due to a limitation on the maximum number of shares of Chanticleer Common Stock permitted to be registered by the staff of the Securities and Exchange Commission (the “SEC”) pursuant to Rule 415 under the Securities Act (the earliest of (i), (ii) and (iii), the “Trigger Date”).

Pursuant to the Securities Purchase Agreement, until the Trigger Date, subject to certain exceptions, neither Sonnet nor Chanticleer may (i) offer, sell, grant any option to purchase, or otherwise dispose of any of its or its subsidiaries’ debt, equity or equity equivalent securities, including any debt, preferred stock or other instrument or security that is convertible into or exchangeable or exercisable for Sonnet Common Stock, Chanticleer Common Stock or equivalent securities, including any rights, warrants or options to subscribe for or purchase Sonnet Common Stock or Chanticleer Common Stock or convertible into or exchangeable or exercisable for Sonnet Common Stock or Chanticleer Common Stock at a price which varies or may vary with the market price of the Sonnet Common Stock or Chanticleer Common Stock, including by way of one or more reset(s) to any fixed price (any such offer, sale, grant, disposition or announcement being referred to as a “Subsequent Placement”), (ii) enter into, or effect a transaction under, any agreement, including, but not limited to, an equity line of credit or “at-the-market” offering, whereby Sonnet or Chanticleer may issue securities at a future determined price, or (iii) be party to any solicitations, negotiations or discussions with regard to the foregoing.

Additionally, for three years following the Closing Date, Sonnet, Chanticleer and each of their subsidiaries shall be prohibited from effecting or entering into an agreement, subject to certain exceptions, to effect any Subsequent Placement involving a transaction in which Sonnet, Chanticleer or any of their subsidiaries (i) issues or sells any stock or securities convertible into or exercisable or exchangeable for Sonnet Common Stock or Chanticleer Common Stock (“Convertible Securities”) either (a) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Sonnet Common Stock or Chanticleer Common Stock at any time after the initial issuance of such Convertible Securities, or (b) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such Convertible Securities or upon the occurrence of specified or contingent events directly or indirectly related to the business of Sonnet or Chanticleer or the market for Sonnet Common Stock or Chanticleer Common Stock, other than pursuant to a customary “weighted average” anti-dilution provision or (ii) enters into any agreement (including, without limitation, an equity line of credit or an “at-the-market” offering) whereby Sonnet, Chanticleer or any of their subsidiaries may sell securities at a future determined price (other than standard and customary “preemptive” or “participation” rights).

The Securities Purchase Agreement may be amended only by an instrument in writing signed by Sonnet, Chanticleer and the Required Holders (as defined below). No provision of the Securities Purchase Agreement may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. “Required Holders” means (I) prior to the Closing Date, the Investors entitled to purchase at the closing a majority of the aggregate amount of Purchased Securities issued and issuable under the Securities Purchase Agreement and under the Investor Warrants (without regard to any restriction or limitation on the exercise of the Investor Warrants or the delivery of the Converted Additional Shares contained therein) and shall include the Lead Investor (as defined in the Securities Purchase Agreement) and (II) on or after the Closing Date, holders of at least a majority of the aggregate amount of Purchased Securities issued and issuable under the Securities Purchase Agreement and under the Investor Warrants (without regard to any restriction or limitation on the exercise of the Investor Warrants or the delivery of the Converted Additional Shares contained therein) as of the applicable time of determination and shall include the Lead Investor so long as the Lead Investor or any of its affiliates holds any Purchased Securities.

Upon written notice by the non-breaching party, the Securities Purchase Agreement may be terminated and the sale and purchase of the Purchased Securities abandoned if the closing of the Pre-Merger Financing has not occurred on or before March 31, 2020 due to any party’s failure to satisfy the conditions to closing.

Series A Warrants

The Series A Warrants will be issued on the Warrant Closing Date, will have an initial exercise price per share equal to 125% of the Final Purchase Price, will be immediately exercisable and will have a term of five years from the date of issuance. The Series A Warrants issued to each Investor will initially be exercisable for an amount of Chanticleer Common Stock equal to 75% of the sum of (i) the number of Converted Initial Shares issued to the Investor, (ii) the number of Converted Additional Shares delivered or deliverable to the Investor as of the Warrant Closing Date and (iii) the number of shares, if any, underlying the Series B Warrants held by the Investor as of the Warrant Closing Date.

The Series A Warrants will provide that, following the issuance of the Series A Warrants, if Chanticleer issues or sells, enters into a definitive, bind agreement pursuant to which Chanticleer is required to issue or sell or is deemed, pursuant to the provisions of the Series A Warrants, to have issued or sold, any shares of Chanticleer Common Stock for a price per share lower than the exercise price then in effect (a “Dilutive Issuance”), subject to certain limited exceptions, then the exercise price of the Series A Warrants shall be reduced to such lower price per share. In addition, the exercise price and the number of shares of Chanticleer Common Stock issuable upon exercise of the Series A Warrants will also be subject to adjustment in connection with stock splits, dividends or distributions or other similar transactions. Further, on each Reset Date (as defined below) the Series A Warrants will be adjusted downward (but not increased) such that the exercise price thereof becomes 125% of the Reset Price (as defined below), and the number of shares underlying the Series A Warrants will be increased (but not decreased) to the quotient of (a) (i) the exercise price in effect prior to the Reset (as defined below) multiplied by (ii) the number of shares underlying the Series A Warrants prior to the Reset divided by (b) the exercise price resulting from the Reset.

Pursuant to the Series A Warrants, Chanticleer will agree not to enter into, allow or be party to certain fundamental transactions, generally including any merger with or into another entity, sale of all or substantially all of Chanticleer’s assets, tender offer or exchange offer, or reclassification of Chanticleer Common Stock (a “Fundamental Transaction”) until the 45th trading day immediately following the earlier to occur of (x) the date a holder can sell all underlying securities pursuant to Rule 144 without restriction or limitation and without the requirement to be in compliance with Rule 144(c)(1) of the Securities Act and (y) one year after the Warrant Closing Date (the “Reservation Date”). Thereafter, upon any exercise of a Series A Warrant, the holder shall have the right to receive, for each warrant share that would have been issuable upon such exercise immediately prior to the occurrence of a Fundamental Transaction, at the option of the holder (without regard to any limitation on the exercise of the Series A Warrant), the number of shares of common stock of the successor or acquiring corporation or of Chanticleer, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Chanticleer Common Stock for which the Series A Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation on the exercise of the Series A Warrant). For purposes of any such exercise, the determination of the exercise price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Chanticleer Common Stock in such Fundamental Transaction, and Chanticleer shall apportion the exercise price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Chanticleer Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of the Series A Warrant following such Fundamental Transaction. Chanticleer shall cause any successor entity in a Fundamental Transaction in which Chanticleer is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of Chanticleer under the Series A Warrants, upon which the Series A Warrants shall become exercisable for shares of Chanticleer Common Stock, shares of the common stock of the successor entity or the consideration that would have been issuable to the holders had they exercised the Series A Warrants prior to such Fundamental Transaction, at the holders’ election.

Additionally, at the request of a holder delivered before the 90th day after the consummation of a Fundamental Transaction, Chanticleer or the successor entity must purchase such holder’s warrant for the value calculated using the Black-Scholes option pricing model as of the day immediately following the public announcement of the applicable Fundamental Transaction, or, if the Fundamental Transaction is not publicly announced, the date the Fundamental Transaction is consummated.

The Series A Warrants will also contain a “cashless exercise” feature that allows the holders to exercise the Series A Warrants without making a cash payment in the event that there is no effective registration statement registering the shares issuable upon exercise of the Series A Warrants. The Series A Warrants will be subject to a blocker provision which restricts the exercise of the Series A Warrants if, as a result of such exercise, the holder, together with its affiliates and any other person whose beneficial ownership of Chanticleer Common Stock would be aggregated with the holder’s for purposes of Section 13(d) of the Exchange Act would beneficially own in excess of 4.99% or 9.99% of the outstanding Chanticleer Common Stock (including the shares of Chanticleer Common Stock issuable upon such exercise), as such percentage ownership is determined in accordance with the terms of the Series A Warrants.

If Chanticleer fails to issue to a holder of Series A Warrants the number of shares of Chanticleer Common Stock to which such holder is entitled upon such holder’s exercise of the Series A Warrants, then Chanticleer shall be obligated to pay the holder on each day while such failure is continuing an amount equal to 1.5% of the market value of the undelivered shares determined using a trading price of Chanticleer Common Stock selected by the holder while the failure is continuing and if the holder purchases shares of Chanticleer Common Stock in connection with such failure (“Series A Buy-In Shares”), then Chanticleer must, at the holder’s discretion, reimburse the holder for the cost of such Series A Buy-In Shares or deliver the owed shares and reimburse the holder for the difference between the price such holder paid for the Series A Buy-In Shares and the market price of such shares, measured at any time of the holder’s choosing while the delivery failure was continuing.

Further, the Series A Warrants will provide that, in the event that Chanticleer does not have sufficient authorized shares to deliver in satisfaction of an exercise of a Series A Warrant, then unless the holder elects to void such attempted exercise, the holder may require Chanticleer to pay an amount equal to the product of (i) the number of shares that Chanticleer is unable to deliver and (ii) the highest volume-weighted average price of a share of Chanticleer Common Stock as quoted on Nasdaq during the period beginning on the date of such attempted exercise and ending on the date that Chanticleer makes the applicable payment.

Series B Warrants

The Series B Warrants will be issued to each Investor on the Warrant Closing Date, and each Investor’s Series B Warrants will have an exercise price per share of $0.0001, will be immediately exercisable and will expire on the day following the later to occur of (i) the Reservation Date, and (ii) the date on which the Investor’s Series B Warrants have been exercised in full (without giving effect to any limitation on exercise contained therein) and no shares remain issuable thereunder. Each Investor’s Series B Warrants will be initially exercisable for an amount of Chanticleer Common Stock equal to the number (if positive) obtained by subtracting (i) the sum of (a) the number of Converted Initial Shares issued to the Investor and (b) the number of Converted Additional Shares delivered or deliverable to the Investor as of the Warrant Closing Date, from (ii) the quotient determined by dividing (a) the pro rata portion of the Purchase Price paid by the Investor by (b) 85% of the average of the three lowest volume-weighted average trading prices of a share of Chanticleer common stock on Nasdaq during the first ten trading days immediately following the Closing Date, subject to the Floor Price.

Additionally, every ninth trading day up to and including the 45th trading day (each, a “Reset Date”) following (i) the 15th trading day immediately following the Warrant Closing Date and (ii) every 15th trading day thereafter (each such date provided in the foregoing clauses (i) and (ii), an “End Reset Measuring Date”) (except if on such date (1) the holder cannot freely sell any Registrable Securities (as defined below) pursuant to a resale registration statement and (2) the holder cannot sell any Registrable Securities without restriction or limitation pursuant to Rule 144, and provided that no date following the occurrence of a Satisfaction Event (as defined below) will be deemed an End Reset Measuring Date, and provided further that no such date will be deemed an End Reset Measuring Date if an End Reset Measuring Date has previously occurred and either (1) if the holder was able to then freely sell any Registrable Securities pursuant to a resale registration statement in accordance with such prior End Reset Measuring Date, such ability continued uninterrupted through and including the applicable date of determination or (2) if the holder was able to freely sell any Registrable Securities without restriction or limitation pursuant to Rule 144 in accordance with such prior End Reset Measuring Date, such ability continued uninterrupted through and including the applicable date of determination) (such 45 trading day period, the “Reset Period” and each such 45th trading day after (i) or (ii), the “End Reset Date”), the number of shares issuable upon exercise of each Investor’s Series B Warrants shall be increased (a “Reset”) to the number (if positive) obtained by subtracting (i) the sum of (a) the number of Converted Initial Shares issued to the Investor and (b) the number of Converted Additional Shares delivered or deliverable to the Investor as of the Warrant Closing Date, from (ii) the quotient determined by dividing (a) the pro rata portion of the Purchase Price paid by the Investor, by (b) the greater of (x) the arithmetic average of the five lowest dollar volume-weighted average prices of a share of Chanticleer Common Stock on Nasdaq during the applicable Reset Period immediately preceding the applicable Reset Date to date and (y) provided that the Chanticleer Common Stock is then traded on the Nasdaq Capital Market, a floor price per share (the “Floor Price”) calculated based on a pre-money valuation (of the combined company, assuming for this purpose the pre-money issuance of the Converted Initial Shares and Converted Additional Shares) of $10 million (such number resulting in this clause (b), the “Reset Price”). “Satisfaction Event” means (1) all Registrable Securities are able to be freely sold without any restriction or limitation by the holder at all times during the 45 trading day period beginning on, and including, any End Reset Measuring Date either (a) pursuant to a resale registration statement or (b) pursuant to Rule 144; or (2) the Reservation Date has occurred.

Pursuant to the Series B Warrants, Chanticleer will agree not to enter into, allow or be party to a Fundamental Transaction until the Reservation Date. Thereafter, upon any exercise of a Series B Warrant, the holder shall have the right to receive, for each warrant share that would have been issuable upon such exercise immediately prior to the occurrence of a Fundamental Transaction, at the option of the holder (without regard to any limitation on the exercise of the Series B Warrant), the number of shares of common stock of the successor or acquiring corporation or of Chanticleer, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Chanticleer Common Stock for which the Series B Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation on the exercise of the Series B Warrant). For purposes of any such exercise, the determination of the exercise price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Chanticleer Common Stock in such Fundamental Transaction, and Chanticleer shall apportion the exercise price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Chanticleer Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of the Series B Warrant following such Fundamental Transaction. Chanticleer shall cause any successor entity in a Fundamental Transaction in which Chanticleer is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of Chanticleer under the Series B Warrants, upon which the Series B Warrants shall become exercisable for shares of Chanticleer Common Stock, shares of the common stock of the successor entity or the consideration that would have been issuable to the holders had they exercised the Series B Warrants prior to such Fundamental Transaction, at the holders’ election.

The Series B Warrants will also contain a “cashless exercise” feature that allows the holders to exercise the Series B Warrants without making a cash payment. The Series B Warrants will be subject to a blocker provision which restricts the exercise of the Series B Warrants if, as a result of such exercise, the holder, together with its affiliates and any other person whose beneficial ownership of Chanticleer Common Stock would be aggregated with the holder’s for purposes of Section 13(d) of the Exchange Act would beneficially own in excess of 4.99% or 9.99% of the outstanding Chanticleer Common Stock (including the shares of Chanticleer Common Stock issuable upon such exercise), as such percentage ownership is determined in accordance with the terms of the Series B Warrants.

If Chanticleer fails to issue to a holder of Series B Warrants the number of shares of Chanticleer Common Stock to which such holder is entitled upon such holder’s exercise of the Series B Warrants, then Chanticleer shall be obligated to pay the holder on each day while such failure is continuing an amount equal to 1.5% of the market value of the undelivered shares determined using a trading price of Chanticleer Common Stock selected by the holder while the failure is continuing and if the holder purchases shares of Chanticleer Common Stock in connection with such failure (“Series B Buy-In Shares”), then Chanticleer must, at the holder’s discretion, reimburse the holder for the cost of such Series B Buy-In Shares or deliver the owed shares and reimburse the holder for the difference between the price such holder paid for the Series B Buy-In Shares and the market price of such shares, measured at any time of the holder’s choosing while the delivery failure was continuing.

Further, the Series B Warrants will provide that, in the event that Chanticleer does not have sufficient authorized shares to deliver in satisfaction of an exercise of a Series B Warrant, then unless the holder elects to void such attempted exercise, the holder may require Chanticleer to pay an amount equal to the product of (i) the number of shares that Chanticleer is unable to deliver and (ii) the highest volume-weighted average price of a share of Chanticleer Common Stock as quoted on Nasdaq during the period beginning on the date of such attempted exercise and ending on the date that Chanticleer makes the applicable payment.

Registration Rights Agreement

In connection with the Pre-Merger Financing, Chanticleer entered into a Registration Rights Agreement with the Investors (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, Chanticleer is required to file an initial resale registration statement with respect to shares of Chanticleer Common Stock held by or issuable to the Investors pursuant to the Series A Warrants and Series B Warrants (the “Registrable Securities”), within 15 trading days after the Closing Date. Additionally, Chanticleer is required to file additional resale registration statements with respect to the Registrable Securities within 15 days of each End Reset Date, to the extent that such Registrable Securities are not already registered for resale on a prior registration statement. Chanticleer will be required to use its commercially reasonable efforts to maintain the effectiveness of these registration statements until the earlier of (i) the date as of which the Investors may sell all of the Registrable Securities covered by the applicable registration statement(s) without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto) or (ii) the date on which the Investors have sold all of the Registrable Securities covered by the applicable registration statement(s).

If Chanticleer fails to file and obtain and maintain effectiveness of the resale registration statements required under the Registration Rights Agreement or fails, subject to limited grace periods, to maintain the effectiveness of the resale registration statements, then Chanticleer shall be obligated to pay to each affected holder of Registrable Securities an amount equal to (i) 2.0% of the aggregate Purchase Price of such Investor’s Registrable Securities whether or not included in such registration statement on each of the day of such failure and (ii) 1.5% of the aggregate Purchase Price of such Investor’s Registrable Securities whether or not included in such registration statement on every thirtieth day thereafter (pro-rated for periods of less than 30 days) until the date such failure is cured, provided that the aggregate of all such payments will not exceed 8.0% of the aggregate Purchase Price for the Investor’s Registrable Securities.

These registration rights granted under the Registration Rights Agreement are subject to certain conditions and limitations, including Chanticleer’s right to delay or withdraw a registration statement under certain circumstances. The registration rights granted in the Registration Rights Agreement are subject to customary indemnification and contribution provisions.

Financing Lock-Up Agreements

In connection with the Pre-Merger Financing, Chanticleer and Sonnet will enter into lock-up agreements (the “Financing Lock-Up Agreements”) with each officer, director or other person that will be subject to Section 16 of the Exchange Act, with respect to Chanticleer immediately following the consummation of the merger (the “Financing Lock-Up Parties”), pursuant to which each of the Financing Lock-Up Parties will agree that until the date that is 90 calendar days after the Trigger Date, subject to certain customary exceptions, such Financing Lock-Up Party will not and will cause its affiliates not to (A) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase, make any short sale or otherwise dispose of or agree to dispose of, directly or indirectly, any shares of Chanticleer Common Stock or common stock equivalents, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to any shares of Chanticleer Common Stock or common stock equivalents owned directly by the Financing Lock-Up Parties (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the Securities and Exchange Commission (collectively, the “Subject Shares”), or (B) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Subject Shares, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of shares of Chanticleer Common Stock or other securities, in cash or otherwise, (C) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Chanticleer Common Stock or common stock equivalents or (D) publicly disclose the intention to do any of the foregoing.

The Amendment, the Preferred Securities Purchase Agreement, the Preferred Registration Rights Agreement, the Certificate of Designations, the Securities Purchase Agreement, the form of Investor Warrants and the Registration Rights Agreement are filed as Exhibits 2.1, 10.1, 4.1, 3.1, 10.2, 4.2 and 4.3, respectively, to this Current Report on Form 8-K. The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, such documents, which are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The Company, pursuant to negotiations with its 8% secured convertible debenture holder, agreed to reduce the exercise price of an aggregate of approximately 2,000,000 outstanding warrants to $0.50 as an inducement for exercise. The transactions discussed in this paragraph are exempt from registration pursuant to Section 4(a)(2) of the Securities Act, and corresponding provisions of state securities laws or, alternatively, Section 3(a)(9) of the Securities Act and corresponding provisions of state securities laws, on the basis that (i) offers were made to a limited number of existing warrant holders, (ii) each offer was made through direct communication with the offerees by Chanticleer, (iii) the sophistication of the offerees and financial ability to bear risks (iv) the extensive disclosure provided by Chanticleer to the offerees, and (v) no general solicitation and no commission or remuneration was paid for solicitation. The transactions are not yet subject to a definitive agreement and the settlement of the shares is still in process.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On February 6, 2020, Troy Shadoin submitted his resignation from the position of Chief Accounting Officer of Chanticleer, effective February 14, 2020.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

2.1	Amendment No. 1 to Agreement and Plan of Merger, by and among Chanticleer Holdings, Inc., Sonnet BioTherapeutics, Inc. and Biosub Inc., dated February 7, 2020 (incorporated by reference to Exhibit 2.11 to the Company’s Registration Statement on Form S-4 filed with the SEC on February 7, 2020).
3.1	Form of Certificate of Designation of the Series 2 Preferred Stock (incorporated by reference to Exhibit 3.1(i) to the Company’s Registration Statement on Form S-4 filed with the SEC on February 7, 2020).
4.1	Registration Rights Agreement, dated February 7, 2020, by and between Chanticleer Holdings, Inc. and the Purchaser named therein (incorporated by reference to Exhibit 4.15 to the Company’s Registration Statement on Form S-4 filed with the SEC on February 7, 2020).
4.2	Form of Series A/B Warrants (incorporated by reference to Exhibit 4.16 to the Company’s Registration Statement on Form S-4 filed with the SEC on February 7, 2020).
4.3	Registration Rights Agreement, dated February 7. 2020, by and among Chanticleer Holdings, Inc. and certain investors named therein (incorporated by reference to Exhibit 4.17 to the Company’s Registration Statement on Form S-4 filed with the SEC on February 7, 2020).
10.1	Securities Purchase Agreement, dated as of February 7, 2020, by and between Chanticleer Holdings, Inc. and the Purchaser party thereto (incorporated by reference to Exhibit 10.63 to the Company’s Registration Statement on Form S-4 filed with the SEC on February 7, 2020).
10.2	Securities Purchase Agreement, dated as of February 7, 2020, by and among Chanticleer Holdings, Inc., Sonnet BioTherapeutics, Inc. and the investors party thereto (incorporated by reference to Exhibit 10.64 to the Company’s Registration Statement on Form S-4 filed with the SEC on February 7, 2020).

Additional Information about the Proposed Merger and Where to Find It

In connection with the proposed Merger, Chanticleer and Sonnet intend to file relevant materials with the Securities and Exchange Commission, or the SEC, including a registration statement on Form S-4 that has been filed and contains a prospectus and a proxy statement, but the registration statement has not yet become effective. INVESTORS AND SECURITY HOLDERS OF CHANTICLEER AND SONNET ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CHANTICLEER, SONNET AND THE PROPOSED MERGER. The proxy statement, prospectus and other relevant materials (when they become available), and any other documents filed by Chanticleer with the SEC, may be obtained free of charge at the SEC website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Chanticleer by directing a written request to: Chanticleer Holdings, c/o Michael D. Pruitt, Chief Executive Officer, 7621 Little Avenue, Suite 414, Charlotte, NC 28226. Investors and security holders are urged to read the proxy statement, prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed Merger.

This report shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities in connection with the proposed Merger shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

Chanticleer and its directors and executive officers and Sonnet and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Chanticleer in connection with the proposed transaction under the rules of the SEC. Information about the directors and executive officers of Chanticleer and their ownership of shares of Chanticleer’s Common Stock is set forth in its Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the SEC on April 1, 2019, and in subsequent documents filed with the SEC, including the proxy statement/prospectus referred to above. Additional information regarding the persons who may be deemed participants in the proxy solicitations and a description of their direct and indirect interests in the proposed merger, by security holdings or otherwise, will also be included in the joint prospectus/proxy statement and other relevant materials to be filed with the SEC when they become available. These documents are available free of charge at the SEC web site (www.sec.gov) and from the Chief Executive Officer at Chanticleer at the address described above.

Forward-Looking Statements

This report contains forward-looking statements based upon Chanticleer’s and Sonnet’s current expectations. This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Chanticleer and Sonnet generally identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. These statements are only predictions. Chanticleer and Sonnet have based these forward-looking statements largely on their then-current expectations and projections about future events and financial trends as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond each of Chanticleer’s and Sonnet’s control. Chanticleer’s and Sonnet’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: (i) risks associated with Chanticleer’s ability to obtain the shareholder approval required to consummate the proposed merger transaction and the timing of the closing of the proposed merger transaction, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all or that the closing of the proposed merger transaction will not occur; (ii) the outcome of any legal proceedings that may be instituted against the parties and others related to the Merger Agreement; (iii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement, (iv) unanticipated difficulties or expenditures relating to the proposed merger transaction, the response of business partners and competitors to the announcement of the proposed merger transaction, and/or potential difficulties in employee retention as a result of the announcement and pendency of the proposed merger transaction; and (v) those risks detailed in Chanticleer’s most recent Annual Report on Form 10-K and subsequent reports filed with the SEC, as well as other documents that may be filed by Chanticleer from time to time with the SEC. Accordingly, you should not rely upon forward-looking statements as predictions of future events. Neither Chanticleer nor Sonnet can assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. The forward-looking statements made in this communication relate only to events as of the date on which the statements are made. Except as required by applicable law or regulation, Chanticleer and Sonnet undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Chanticleer Holdings, Inc.,
a Delaware corporation
(Registrant)

Date: February 7, 2020	By:	/s/ Michael D. Pruitt
	Name:	Michael D. Pruitt
	Title:	Chief Executive Officer